Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Momentus Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Equity	Class A common stock, $0.00001 par value per share (3)	Rule 457(o)	—	—	—	—	—
Equity	Preferred stock, $0.00001 par value per share (4)	Rule 457(o)	—	—	—	—	—
Debt	Debt Securities (5)	Rule 457(o)	—	—	—	—	—
Other	Warrants (6)	Rule 457(o)	—	—	—	—	—
Other	Rights (7)	Rule 457(o)	—	—	—	—	—
Other	Units (8)	Rule 457(o)	—	—	—	—	—
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (1)	Rule 457(o)	—	N/A*	$200,000,000	$0.0000927	$18,540.00
Total Offering Amounts					$200,000,000	$0.0000927	$18,540.00
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$18,540.00

(1)
The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of common stock, preferred stock, debt securities, rights or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)
Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(4)
Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.

(5)
Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

(6)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)
Rights may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities or units registered hereby. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)	Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

*	The proposed maximum offering price per unit is not applicable in that these securities are not issued in predetermined amounts or units.